UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2008

COUNTERPATH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50346

(Commission File Number)

20-0004161

(IRS Employer Identification No.)

300-505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3

(Address of principal executive offices and Zip Code)

604.320.3344

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report and unless otherwise indicated, the terms "we", "us" and "our" refer to CounterPath Corporation.

Item 1.01 Entry into a Material Definitive Agreement

On January 28, 2008, we entered into a Share Exchange Agreement with FirstHand Technologies Inc., a private Ontario corporation, and certain shareholders of FirstHand. Pursuant to the Share Exchange Agreement, we agreed, among other things, to:

(i)	acquire all of the issued and outstanding shares of FirstHand in exchange for the issuance of up to 29,500,000 shares of our common stock; and
(ii)

exchange all of the outstanding and unexercised options to purchase common shares of FirstHand held by each option holder that will be retained as an employee of FirstHand or our company following the closing of the Share Exchange Agreement for options to purchase shares of our common stock.

The closing of the transactions contemplated by the Share Exchange Agreement and the acquisition of all of the issued and outstanding shares of FirstHand occurred on February 1, 2008.

In connection with the closing of the Share Exchange Agreement, as described below under Item 2.01 Completion of Acquisition or Disposition of Assets, we entered into the following agreements:

Escrow Agreement

On February 1, 2008, we entered into an Escrow Agreement with FirstHand, Covington Venture Fund Inc., BDC Capital Inc., Skypoint II, G.P. Co. Inc., Skypoint II, G.P. Co. (US) Inc. and Clark Wilson LLP, whereby we agreed to appoint Clark Wilson as escrow agent to accept, hold and deliver, pursuant to the terms of the Escrow Agreement, a prescribed number of shares of our common stock issuable to each of Covington Venture Fund, BDC Capital, Skypint II, G.P. and Skypoint II, G.P. Co. (US) pursuant to the Share Exchange Agreement as security for FirstHand (i) meeting certain cash requirements, and (ii) accruing SRED claims for certain amounts of SRED cash refunds, as of the closing date of the Share Exchange Agreement. In the event that FirstHand fails to (i) meet the prescribed cash requirements and/or (ii) accrue SRED claims for the prescribed amount of SRED cash refunds, at the closing of the Share Exchange Agreement, and Covington Venture Fund, BDC Capital, Skypint II, G.P. and Skypoint II, G.P. Co. (US) fail to provide, or arrange to provide, the prescribed amount of cash to make up the deficiencies in respect of same, the escrow agent will return all or a portion of the escrowed shares for cancellation in accordance with the terms of the Escrow Agreement.

Please review the form of Escrow Agreement, attached hereto as Exhibit 10.1, for a complete description of all of the terms and conditions of the Escrow Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 28, 2008, we entered into a Share Exchange Agreement with FirstHand Technologies Inc., a private Ontario corporation, and certain shareholders of FirstHand. Pursuant to the Share Exchange Agreement, we agreed, among other things, to:

(i)	acquire all of the issued and outstanding shares of FirstHand in exchange for the issuance of up to 29,500,000 shares of our common stock; and

(ii)

exchange all of the outstanding and unexercised options to purchase common shares of FirstHand held by each option holder that will be retained as an employee of FirstHand or our company following the closing of the Share Exchange Agreement for options to purchase shares of our common stock.

The closing of the transactions contemplated by the Share Exchange Agreement and the acquisition of all of the issued and outstanding shares of FirstHand occurred on February 1, 2008. In accordance with the closing of the Share Exchange Agreement, we, among other things, issued approximately 29,500,000 shares of our common stock to the former shareholders of FirstHand, which will be delivered upon the delivery of certain certificates, duly completed and executed, by each of the shareholders of FirstHand. All 29,500,000 shares of our common stock to be issued in connection with the Share Exchange Agreement to the former shareholders of FirstHand will be considered issued for purposes of the closing of the Share Exchange Agreement. However, the shares of our common stock issuable to each of the former shareholders of FirstHand will be held in escrow and will not be released until each of said former shareholders delivers a prescribed certificate containing certain representations and warranties with regard to each such shareholder’s circumstances and eligibility to receive the shares of our common stock allotted to him, her or it.

In connection with the closing of the Share Exchange Agreement, we agreed to exchange all of the outstanding and unexercised options to purchase common shares of FirstHand held by each option holder that was retained as an employee of FirstHand or our company following the closing of the Share Exchange Agreement for options to purchase shares of our common stock. We intend to enter into a Stock Option and Subscription Agreement within six months of the closing of the Share Exchange Agreement with each such retained employee to issue options to purchase up to 1,395,632 shares of our common stock.

As of February 1, 2008, we had approximately 124,608,887 shares of common stock issued and outstanding, which includes all 29,500,000 shares of our common stock issuable to the former shareholders of FirstHand. As of February 1, 2008, the former shareholders of FirstHand hold approximately 23.3% of our issued and outstanding common stock, which percentage is based upon a total of 126,458,067 shares of our common stock, which includes 1,849,180 exchangeable shares issued from 6789722 Canada Inc., a subsidiary of our company, which are exchangeable into 1,849,180 shares of our common stock.

FirstHand was incorporated under the Ontario Business Corporations Act on December 19, 2002. FirstHand is in the business of extending enterprise telephony features to smart phones and dual-mode handheld devices over WiFi and cellular networks. FirstHand’s products extend enterprise unified communications services to a wide range of popular mobile devices delivered over any mobile network including WiFi, GSM and CDMA. FirstHand is a privately held corporation headquartered at Suite 300, 350 Terry Fox Drive, Ottawa, Ontario, Canada. FirstHand’s telephone number is (613) 254-8886.

As of February 1, 2008, our company will continue to operate FirstHand as a wholly-owned subsidiary. However, we anticipate that we will combine our existing software applications and solutions with FirstHand’s enterprise and applications to expand our suite of products.

Item 3.02 Unregistered Sale of Equity Securities

In accordance with the closing of the Share Exchange Agreement, we issued approximately 29,500,000 shares of our common stock to the former shareholders of FirstHand, which will be delivered upon the delivery of certain certificates, duly completed and executed, by each of the shareholders of FirstHand. All 29,500,000 shares of our common stock to be issued in connection with the Share Exchange Agreement to the former shareholders of FirstHand will be considered issued for purposes of the closing of the Share Exchange Agreement. However, the shares of our common stock issuable to each of the former shareholders of FirstHand will be held in escrow and will not be released until each of said former shareholders delivers a prescribed certificate containing certain representations and warranties with regard to each such shareholder’s circumstances and eligibility to receive the shares of our common stock allotted to him, her or it.

We issued 28,601,442 shares of our common stock in reliance upon Regulation S and/or Section 4(2) of the Securities Act of 1933 in an offshore transaction to three non-U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933).

We issued 490,788 shares of our common stock in reliance upon Rule 506 of Regulation D to an accredited investor and/or Section 4(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 to this current report is our news release dated February 1, 2008 in connection with the closing of the Share Exchange Agreement.

Item 9.01Finanical Statements and Exhibits

Financial statements of businesses acquired

In connection with the closing of the Share Exchange Agreement and the acquisition of FirstHand, we intend to file the prescribed financial statements of FirstHand by amendment to this current report on Form 8-K within 71 calendar days after the filing of this current report, which date will be April 16, 2008.

Pro forma financial information

In connection with the closing of the Share Exchange Agreement and the acquisition of FirstHand, we intend to file pro forma financial information amendment to this current report on Form 8-K within 71 calendar days after the filing of this current report, which date will be April 16, 2008.

Exhibits

Exhibit No.	Description of Exhibit
10.1	Escrow Agreement dated February 1, 2008 among our company, FirstHand Technologies Inc. and certain shareholders of FirstHand Technologies Inc.
99.1	News release dated February 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH CORPORATION

By: /s/ David Karp

David Karp
Chief Financial Officer

Dated: February 5, 2008

CW1655812.2